Investor Update

Investor Update: January 29, 2015

This investor update provides JetBlue’s investor guidance for the first quarter ending March 31, 2015 and full year 2015.

Recent Announcements

JetBlue has recently announced service between the following new city pairs:

City Pair	Frequency	Start Date

Boston (BOS) - Cleveland (CLE)	2x Daily	April 30, 2015
Fort Lauderdale (FLL) - Cleveland (CLE)	1x Daily	April 30, 2015
Fort Lauderdale (FLL) - Detroit (DTW)	1x Daily	April 30, 2015
New York (JFK) - Reno (RNO)	4-7x Weekly	May 28, 2015
Portland (PDX) - Anchorage (ANC)	1x Daily during summer	June 18, 2015

Capacity

The guidance provided below does not include the impact of Winter Storm Juno, which caused cancellations to our schedule this week.

First quarter 2015 available seat miles (ASMs) are estimated to increase between 11% and 13% year-over-year.  Full year 2015 ASMs are estimated to increase 7.0% to 9.0% year-over-year, in line with guidance provided at JetBlue’s Investor Day in November. Severe winter weather caused the cancellation of about 4,100 flights in the first quarter of 2014, which increases JetBlue’s 2015 capacity growth rate compared to a scheduled versus scheduled basis by about 4% in the first quarter and 1% for the full year.

JetBlue estimates the following distribution as a percentage of total ASMs by aircraft type:

First Quarter 2015			Full Year 2015
A320	A321	E190	A320	A321	E190
75%	10%	15%	74%	12%	14%

Average stage length is projected to be approximately 1,095 miles during the first quarter of 2015 versus 1,095 miles during the same prior year period and approximately 1,092 miles for the full year 2015 versus 1,088 miles for the full year 2014.

Operational Outlook

	First Quarter	Full Year
	2015	2015
Operating Expense Year-Over-Year Percentage Change
Unit Operating Expense Excluding Fuel and Profit Sharing (CASM Ex-Fuel and Profit Sharing)	(1.5)% - (3.5)%	0.0% - 2.0%

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

	First Quarter		Full Year
	2015		2015
Fuel Expense
Estimated Consumption (gallons)	167 million		695 million
Estimated Fuel Price per Gallon, Net of Hedges [1]	$1.97	[2]

¹Includes fuel taxes.
²JetBlue utilizes the forward Brent crude curve and the forward Brent crude to heating oil crack spread to calculate the unhedged portion of its prompt quarter.  As of January 16, 2015, the forward Brent crude per barrel price was $51 and the crack spread averaged $18 per barrel for the First quarter of 2015.

Fuel Hedges

As of January 16, 2015 JetBlue’s fuel derivative contracts for the next twelve months are:

	Gallons	Estimated Percentage of Consumption	Price

1Q15	34 million	20%	•10% in USGC jet fuel swaps at an average of $2.80/gal •10% in USGC jet fuel collars with the average cap at $2.74/gal and an the average put at $2.54/gal
2Q15	34 million	20%	•10% in USGC jet fuel swaps at an average of $2.76/gal •10% in USGC jet fuel collars with the average cap at $2.76/gal and an the average put at $2.56/gal
3Q15	25 million	14%	•5% in USGC jet fuel swaps at an average of $2.74/gal •9% in heat collars with the average cap at $2.90/gal and the average put at $2.60/gal
4Q15	25 million	15%	•5% in USGC jet fuel swaps at an average of $2.70/gal •10% in heat collars with the average cap at $2.92/gal and the average put at $2.62/gal

Other Income (Expense)

JetBlue estimates total Other Income (Expense) excluding special items to be between ($30) and ($35) million in the first quarter and between ($120) and ($130) million for the full year.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Tax Rate

JetBlue expects an effective annual tax rate of approximately 40%. However, the actual tax rate in the first quarter and full year 2015 could differ due to a number of factors.

Capital Expenditures
(In millions)

First Quarter 2015			Full Year 2015
Aircraft	Non-aircraft	Total	Aircraft	Non-aircraft	Total
$120	$65	$185	$660	$150 to $200	$810 to $860

Aircraft Delivery Schedule

As of December 31, 2014 JetBlue’s fleet was comprised of 130 Airbus A320 aircraft, 13 Airbus A321 aircraft, and 60 EMBRAER 190 aircraft. 103 aircraft were on order from Airbus and 24 aircraft were on order from Embraer.

	Airbus A320			Airbus A321			EMBRAER 190
	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease

1Q15	—	—	—	2	—	—	—	—	—
2Q15	—	—	—	3	—	—	—	—	—
3Q15	—	—	—	3	—	—	—	—	—
4Q15	—	—	—	4	—	—	—	—	—
Total at Year End	130	66	30	25	8	—	60	30	30

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Share Count
Share count estimates for calculating basic and diluted earnings per share are as follows:

	First Quarter 2015
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)*
Zero - $11 million	301.5	304.6	$—
$11 million - $15 million	301.5	319.8	$1
$15 million or greater	301.5	337.4	$1

	Full Year 2015
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)*
Zero - $47 million	309.1	317.6	$—
$47 million - $63 million	309.1	329.6	$2
$63 million or greater	309.1	347.2	$5

* Net of taxes
These share count estimates assume 20% annual stock price appreciation and that all of the holders of the 6.75% convertible debentures due 2039 (Series B) will be converted to shares during the fourth quarter of 2015. These share count estimates do not include any share repurchases that may occur throughout 2015 under JetBlue’s share buyback program. The number of shares used in JetBlue’s actual earnings per share will likely be different than those stated above.

This Investor Update contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; volatility in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy; our significant fixed obligations and substantial indebtedness; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market and the effect of increased congestion in this market; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our reliance on a limited number of suppliers; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; economic recessionary conditions, or an economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; the spread of infectious diseases; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2013 Annual Report on Form 10-K and 2014 Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com